Exhibit j(1)

INDEPENDENT AUDITORS' CONSENT

We consent to the references to us under the heading "Auditor" in the Statement of Additional Information of Fidelity Small Cap Retirement Fund which is included in Post-Effective Amendment No. 72 to the Registration Statement No. 811-2546 on Form N-1A of Fidelity Commonwealth Trust.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Boston, Massachusetts

September 13, 2000